================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                       ----------------------------------


                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 31, 2002




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



           Delaware                       1-6407                75-0571592
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)



               One PEI Center                          18711
       Wilkes-Barre, Pennsylvania                    (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400









================================================================================

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibit No.
         -----------

         99.a Press Release issued by Southern Union Company dated October 31,
              2002.

ITEM 9.  REGULATION FD DISCLOSURE

     On October 31, 2002 Southern Union Company (the Company) will release summary financial information to the general public, including the investment community, regarding the Company's operating performance for the three- and twelve-month periods ended September 30, 2002 and 2001. The financial information released is included herein. The following information is summary in nature and should not be considered complete financial statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)



                              Three Months Ended         Twelve Months Ended
                                 September 30,              September 30,
                           -------------------------   -------------------------
                               2002         2001           2002         2001
                           ------------ ------------   ------------ ------------
                                   (thousands of dollars, except shares
                                        and per share amounts)

Operating revenues......   $   147,399  $   173,969    $ 1,263,980  $ 1,962,314
Cost of gas and other
  energy................       (66,183)     (92,987)      (736,763)  (1,383,203)
Revenue-related taxes...        (5,132)      (6,032)       (46,225)     (69,755)
                           -----------  -----------    -----------  -----------
    Operating margin....        76,084       74,950        480,992      509,356

Operating expenses:
    Operating, mainte-
      nance and general.        52,762       53,104        220,901      255,639
    Business restruc-
      turing charges....          --         32,706         (1,394)      32,706
    Depreciation and
      amortization......        18,862       21,877         74,161       92,897
    Taxes, other than
      on income and
      revenues..........         8,137        8,309         28,386       33,309
                           -----------  -----------    -----------  -----------
        Total operating
          expenses......        79,761      115,996        322,054      414,551
                           -----------  -----------    -----------  -----------
        Net operating
          revenues......        (3,677)     (41,046)       158,938       94,805
                           -----------  -----------    -----------  -----------

Other income (expenses):
    Interest ...........       (21,196)     (27,159)       (85,762)    (114,372)
    Dividends on pre-
      ferred securities
      of subsidiary
      trust.............        (2,370)      (2,370)        (9,480)      (9,480)
    Other, net..........        16,835       23,596          7,607      105,928
                           -----------  -----------    -----------  -----------
        Total other
          expenses, net.        (6,731)      (5,933)       (87,635)     (17,924)
                           -----------  -----------    -----------  -----------
        Earnings (loss)
          before income
          taxes
          (benefit).....       (10,408)     (46,979)        71,303       76,881
Federal and state income
  taxes (benefit).......        (3,913)     (16,576)        27,771       36,025
                           -----------  -----------    -----------  -----------

Net earnings (loss)
  available for
  (attributable to)
  common stock..........   $    (6,495) $   (30,403)   $    43,532  $    40,856
                           ===========  ===========    ===========  ===========

Diluted earnings (loss)
  per share.............   $      (.12) $      (.55)   $       .78  $       .70
                           ===========  ===========    ===========  ===========

Weighted average shares
  outstanding - diluted.    53,813,963   55,051,249     56,078,668   58,349,604
                           ===========  ===========    ===========  ===========









            See Notes to Condensed Consolidated Financial Statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                     ASSETS


                                                September 30,         June 30,
                                          -----------------------    ----------
                                             2002         2001          2002
                                          ----------   ----------    ----------
                                                  (thousands of dollars)

Property, plant and equipment:
  Utility plant, at cost..............    $2,301,116   $2,228,669    $2,277,899
  Less accumulated depreciation and
    amortization......................      (838,741)    (784,713)     (821,539)
                                          ----------   ----------    ----------
      Net property, plant and
        equipment.....................     1,462,375    1,443,956     1,456,360
                                          ----------   ----------    ----------

Current assets:
  Cash and cash equivalents...........           985        --            --
  Accounts receivable, billed and
    unbilled, net.....................        94,337      139,148       122,224
  Inventories, principally at average
    cost..............................       139,193      173,729       103,001
  Deferred gas purchase costs.........        14,699       65,582         --
  Investment securities available for
    sale..............................           414        8,052         1,163
  Prepayments and other...............        11,745       12,874        14,091
                                          ----------   ----------    ----------
      Total current assets............       261,373      399,385       240,479
                                          ----------   ----------    ----------

Goodwill, net ........................       713,390      721,252       713,390

Deferred charges......................       217,238      203,336       210,263

Investment securities, at cost........         9,786       19,226         9,786

Real estate...........................         --           2,474         --

Other.................................        46,151       39,267        46,189
                                          ----------   ----------    ----------

      Total assets....................    $2,710,313   $2,828,896    $2,676,467
                                          ==========   ==========    ==========



                         CAPITALIZATION AND LIABILITIES

Capitalization:
  Common stockholders' equity.........    $  679,917   $  677,459    $  685,364
  Preferred stock of subsidiary trust,
    $25 par...........................       100,000      100,000       100,000
  Long-term debt and capital lease
    obligation........................     1,049,079      842,866     1,082,210
                                          ----------   ----------    ----------
      Total capitalization............     1,828,996    1,620,325     1,867,574
                                          ----------   ----------    ----------

Current liabilities:
  Long-term debt due within one year..        98,316      490,470       108,203
  Notes payable.......................       230,700      193,000       131,800
  Accounts payable....................        63,888       90,025        86,540
  Federal, state and local taxes......         4,297       13,767         9,212
  Accrued dividends on preferred
    stock of subsidiary trust.........         --           2,370         2,370
  Other...............................        91,596       99,771        88,227
                                          ----------   ----------    ----------
      Total current liabilities.......       488,797      889,403       426,352
                                          ----------   ----------    ----------

Deferred credits and other
  liabilities.........................       392,520      319,168       382,541
Commitments and contingencies.........         --           --            --
                                          ----------   ----------    ----------


      Total capitalization and
        liabilities...................    $2,710,313   $2,828,896    $2,676,467
                                          ==========   ==========    ==========






            See Notes to Condensed Consolidated Financial Statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



NOTE 1 -- BASIS OF PRESENTATION:

The condensed consolidated financial statements have been prepared by Southern Union Company (the Company) and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The condensed consolidated financial statement presentation in this report will produce the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations of the Company.

NOTE 2 -- OTHER INCOME (EXPENSE), NET

Other income for the three-month period ended September 30, 2002 was $16,835,000 compared to $23,596,000 in 2001. Other income for the three-month period ended September 30, 2002 includes a gain of $17,500,000 on the settlement of claims against Southwest Gas Corporation ("Southwest") relating to the Company's attempts to purchase Southwest. This gain was partially offset by $2,131,000 of related legal costs. Other income for the three-month period ended September 30, 2001 includes gains of $17,166,000 generated through the settlement of several interest rate swaps, a gain of $4,653,000 realized through the sale of marketing contracts held by PG Energy Services Inc. and $1,905,000 of interest and dividend income. These items were partially offset by $1,606,000 of legal costs associated with Southwest.

Other income for the twelve-month period ended September 30, 2002 was $7,607,000 compared to $105,928,000 in 2001. Other income for the twelve-month period ended September 30, 2002 includes a gain of $17,500,000 on the settlement of claims against Southwest, previously discussed, the recognition of $5,997,000 in previously recorded deferred income related to financial derivative energy trading activity of a wholly-owned subsidiary, income of $2,206,000 generated from the sale and/or rental of gas-fired equipment and appliances by various operating subsidiaries and a gain of $1,203,000 realized through the sale of the propane assets of PG Energy Services Inc. These items were partially offset by a non-cash charge of $10,380,000 to reserve for the impairment of the Company's investment in a technology company and $9,625,000 of legal costs associated with Southwest. Other income for the twelve-month period ended September 30, 2001 includes realized gains of $74,582,000 on the sale of a portion of Southern Union's holdings in Capstone Turbine Corporation, a gain of $17,166,000 from interest rate swap settlements, previously discussed, a $13,532,000 gain on the sale of non-core real estate, interest and dividend income of $8,831,000 and a gain of $4,653,000 from the sale of marketing contracts, also previously discussed. These items were partially offset by $12,420,000 of legal costs associated with Southwest and $2,489,000 of non-cash trading losses.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                            SELECTED STATISTICAL DATA



The following table sets forth certain information regarding the Company's gas utility operations for the three- and twelve-month periods ended September 30, 2002 and 2001:

                                   Three Months               Twelve Months
                                Ended September 30,        Ended September 30,
                               ----------------------    ----------------------
                                  2002        2001          2002        2001
                               ----------  ----------    ----------  ----------

Average number of gas
  sales customers served:
    Residential............     1,329,178   1,313,526     1,337,112   1,328,356
    Commercial.............       130,178     125,102       130,254     128,480
    Industrial and
      irrigation...........         1,020       4,237         3,462       4,310
    Public authorities and
      other................         3,346       3,156         3,238       3,162
                               ----------  ----------    ----------  ----------
        Total average cus-
          tomers served....     1,463,722   1,446,021     1,474,066   1,464,308
                               ==========  ==========    ==========  ==========

Gas sales in millions of
  cubic feet (MMcf)
    Residential............         6,828       6,960        91,434     109,468
    Commercial.............         3,825       3,675        36,713      44,324
    Industrial and
      irrigation...........           838       1,009         4,490       5,440
    Public authorities and
      other................           267         245         2,682       3,201
                               ----------  ----------    ----------  ----------
        Gas sales billed...        11,758      11,889       135,319     162,433
    Net change in unbilled
      gas sales............          (148)        394          (570)       (170)
                               ----------  ----------    ----------  ----------
        Total gas sales....        11,610      12,283       134,749     162,263
                               ==========  ==========    ==========  ==========

Gas sales revenues
  (thousands of dollars):
    Residential............    $   85,126  $   96,788    $  832,340  $1,155,138
    Commercial.............        31,574      36,186       289,622     429,417
    Industrial and
      irrigation...........         5,176       7,713        32,440      46,198
    Public authorities and
      other................         1,678       1,599        15,111      26,346
                               ----------  ----------    ----------  ----------
        Gas revenues
          billed...........       123,554     142,286     1,169,513   1,657,099
    Net change in unbilled
      gas sales revenues...         1,954       3,374        (7,798)      4,807
                               ----------  ----------    ----------  ----------
        Total gas sales
          revenues.........    $  125,508  $  145,660    $1,161,715  $1,661,906
                               ==========  ==========    ==========  ==========

Gas sales revenue per
  thousand cubic feet
  billed:
    Residential............    $    12.47  $    13.91    $     9.10  $    10.55
    Commercial.............          8.26        9.85          7.89        9.69
    Industrial and
      irrigation...........          6.18        7.64          7.23        8.49
    Public authorities and
      other................          6.29        6.53          5.63        8.23

Weather:
  Degree days:
    Southern Union Gas
      service territories..          --             2         1,943       2,377
    Missouri Gas Energy
      service territories..            14          67         4,366       5,542
    PG Energy service
      territories..........           100         195         5,278       6,556
    New England service
      territories..........            25         118         4,930       6,009

  Percent of 30-year
    measure:
      Southern Union Gas
        service
        territories........          3.6%       29.9%         97.1%      118.7%
      Missouri Gas Energy
        service
        territories........         21.5%      103.1%         83.9%      106.5%
      PG Energy service
        territories........         60.6%      118.2%         84.3%      104.8%
      New England service
        territories........         22.1%      104.4%         85.7%      104.4%

Gas transported in millions
  of cubic feet............        17,393      18,185        82,674      85,445

Gas transportation revenues
  (thousands of dollars)....   $    7,626  $    6,888    $   45,067  $   44,631





The above information does not include the Company's 43% equity ownership in a natural gas distribution company serving 25,000 customers in Piedras Negras, Mexico.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      SOUTHERN UNION COMPANY
                                      ----------------------
                                           (Registrant)



Date     October 31, 2002             By  DAVID J. KVAPIL
      ----------------------              --------------------------------------
                                          David J. Kvapil
                                          Executive Vice President and
                                          Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit Number                           Description
--------------     -------------------------------------------------------------

    99.a           Press Release issued by Southern Union Company dated
                   October 31, 2002

                                                                    EXHIBIT 99.a



02-15
For further information:
Richard N. Marshall
Treasurer & Director of Investor Relations
570.829.8662

                 SOUTHERN UNION ANNOUNCES FIRST QUARTER RESULTS
                        EVIDENCING CONTINUED IMPROVEMENT
                  Conference Call & Webcast Scheduled for Today

         WILKES-BARRE, Pa., (October 31, 2002) - Southern Union Company ("Southern Union" or the "Company") (NYSE: SUG) today reported a first quarter net loss of $6,495,000 ($.12 per average common share -hereafter referred to as "per share"), for the three-month period ended September 30, 2002, compared with a net loss of $30,403,000 ($.55 per share) for the same period in 2001. The results for both quarters include certain significant, non-recurring gains and charges. Excluding those items (described below), the net loss for the quarter ended September 30, 2002, was $16,085,000 ($.30 per share) compared with a net loss of $19,249,000 ($.35 per share) in 2001. Due to the seasonal nature of the natural gas distribution business, Southern Union typically records a first quarter loss.
         The net loss for the quarter ended September 30, 2002, includes an after-tax gain of $10,920,000 ($.20 per share) on the settlement of the Company's claims against Southwest Gas Corporation ("Southwest") for fraud and breach of contract related to Southern Union's attempts to purchase Southwest. This gain was partially offset by related litigation expense totaling $1,330,000 ($.02 per share), net of tax. The net loss for the quarter ended September 30, 2001, includes an after-tax restructuring charge totaling $20,409,000 ($.37 per share), a goodwill impairment charge of $3,358,000 ($.06 per share), and after-tax litigation expense totaling $1,002,000 ($.02 per share) related to Southwest. These charges for the quarter ended September 30, 2001, were partially offset by $10,712,000 ($.19 per share) in after-tax gains generated from the settlement of interest rate swaps and a $2,903,000 ($.05 per share) after-tax gain on the sale of non-core assets.
         Southern Union president and chief operating officer Thomas F. Karam stated, "We are extremely pleased to be achieving our intended goals as our quarter over quarter operating results continue to show improvement. As planned, our restructuring actions a year ago continue to favorably impact our operating performance."
         On October 16, 2002, Southern Union announced that it had entered into a definitive agreement with ONEOK, Inc., of Tulsa, Oklahoma, to sell its Southern Union Gas Company Texas division and related assets to ONEOK for $420 million in cash. The transaction, which has been approved by the boards of directors of both companies, will close following clearance by the Federal Trade Commission under the Hart-Scott-Rodino Act and approval by certain Texas municipalities.
         Southern Union will host a live Webcast and conference call on Thursday, October 31, 2002 at 2 p.m. ET (1 p.m. CT) to discuss first quarter results and outlook. To participate, visit www.southernunionco.com or call 800-240-2134 approximately ten minutes prior to the start and refer to conference 504681. A replay of the call will be


                                     -MORE-
available through November 7, 2002, by dialing 800-405-2236 and entering conference ID 504681#. A replay of the Webcast will also be available on Southern Union's Web site.
          Southern Union Company is an international energy distribution company serving approximately 1.5 million customers in Texas, Missouri, Pennsylvania, Rhode Island, Massachusetts and Mexico. For more information, visit www.southernunionco.com.



         This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations.
         Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions in the Company's service territories; cost of gas; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of operating efficiencies and the purchase and implementation of new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including: any recent, pending or potential acquisition or merger, recent corporate restructuring activities, any sales of non-core assets, and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flow.




































                                     -MORE-

Following are the unaudited comparative, summarized financial results of Southern Union Company and Subsidiaries for the three- and twelve-month periods ended September 30, 2002 and 2001 (amounts in thousands except shares and per share amounts):


                              Three months ended          Twelve months ended
                                September 30,                September 30,
                           -------------------------   -------------------------
                              2002(a)      2001(b)        2002(a)      2001(c)
                           ------------ ------------   ------------ ------------
Operating revenues.......  $   147,399  $   173,969    $ 1,263,980  $ 1,962,314
                           ============ ============   ============ ============


Net operating margin (d).  $    76,084  $    74,950    $   480,992  $   509,356
                           ============ ============   ============ ============

Net earnings (loss)
  available for
  (attributable to)
  common stock...........  $    (6,495) $   (30,403)   $    43,532  $    40,856
                           ============ ============   ============ ============


Net earnings (loss) per
  share (e):
    Basic................  $     (0.12) $     (0.55)   $      0.81  $      0.74
                           ============ ============   ============ ============

    Diluted..............  $     (0.12) $     (0.55)   $      0.78  $      0.70
                           ============ ============   ============ ===========


Weighted average shares
  outstanding (e):
    Basic................   53,813,963   55,051,249     53,575,135   55,054,001
                           ============ ============   ============ ============

    Diluted..............   53,813,963   55,051,249     56,078,668   58,349,604
                           ============ ============   ============ ============



(a) The three- and twelve-month periods ended September 30, 2002, include an after-tax gain of $10,920,000 on the settlement of the Company's claims against Southwest Gas Corporation ("Southwest"), which was partially offset by related litigation expense of $1,330,000 and $6,006,000, respectively, net of tax. The twelve-month period ended September 30, 2002, also includes a non-cash, after-tax charge of $6,477,000 to reserve for the impairment of the cost of Southern Union's investment in a technology company.

(b) The three-month period ended September 30, 2001, includes an after-tax restructuring charge of $20,409,000, a goodwill impairment charge of $3,358,000, and after-tax litigation expense of $1,002,000 related to Southwest. These charges were partially offset by after-tax gains of $10,712,000 and $2,903,000, respectively, from the settlement of interest rate swaps and the sale of non-core assets.

(c) The twelve-month period ended September 30, 2001, includes after-tax gains of $46,539,000, $11,347,000, and $10,712,000, respectively, from the sale of a portion of Southern Union's investment holdings in Capstone Turbine Corporation, the sale of non-core assets, and the settlement of interest rate swaps. These gains were partially offset by an after-tax restructuring charge of $19,539,000, goodwill amortization of $14,728,000, after-tax litigation expense of $7,750,000 related to Southwest, and a goodwill impairment charge of $3,358,000. Goodwill amortization ceased on July 1, 2001, as a result of the adoption of a new accounting policy.

(d) Net operating margin consists of operating revenues less gas purchase costs and revenue-related taxes.

(e) All periods have been adjusted for the 5% stock dividend distributed on July 15, 2002.



                                      #####